Exhibit 10.30
EQUITY EXCHANGE RIGHT AGREEMENT
THIS EQUITY EXCHANGE RIGHT AGREEMENT (this “Agreement”) is made and entered into as of __, 2024, by and between Ibotta, Inc., a Delaware corporation (the “Company”), and Bryan Leach (the “Founder”).
WHEREAS, in connection with the Company’s initial public offering of its capital stock (the “IPO”), the Company’s board of directors (the “Board”) has approved an Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”), which, among other things, if effected, would create two series of common stock of the Company, par value $0.00001 per share, designated as (i) Class A Common Stock (“Class A Common Stock”), entitling holders to one (1) vote for each share thereof held and (ii) Class B Common Stock (“Class B Common Stock”), entitling holders to twenty (20) votes for each share thereof held, unless otherwise required by applicable law;
WHEREAS, the Amended and Restated Certificate of Incorporation further provides that the shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”) issued and outstanding or held as treasury stock immediately prior to the effectiveness of the filing of the Amended and Restated Certificate of Incorporation (the “Effective Time”) will be reclassified as shares of Class A Common Stock on a one-for-one basis (the “Reclassification”);
WHEREAS, Founder holds awards of options to purchase Common Stock and/or restricted stock units covering shares of Common Stock that will be outstanding as of immediately prior to the Effective Time as set forth in Exhibit A (each, a “Founder Equity Award”) and the shares of Common Stock covered by each Founder Equity Award will be reclassified as shares of Class A Common Stock at the Effective Time, and each Founder Equity Award has been granted under the Company’s 2011 Equity Incentive Plan and the award agreement memorializing such Founder Equity Award (collectively, the “Equity Documents”);
WHEREAS, the Board has determined that it is advisable and in the best interest of the Company and all of its stockholders, including its stockholders other than Founder, to provide Founder with the right to require the Company to exchange shares of Class A Common Stock that Founder acquires upon the exercise, vesting, and/or settlement of his Founder Equity Awards for a number of shares of Class B Common Stock of equivalent value as determined on the date of the exchange (which is expected to be on a one share-for-one share basis), subject to the terms and conditions set forth in this Agreement; and
WHEREAS, the parties intend that no gain or loss will be recognized in any Exchange (as defined below) pursuant to Sections 368(a)(1)(E) and/or 1036 of the Internal Revenue Code of 1986, as amended (the “Code”).
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:
ARTICLE I.
PUT RIGHT AND EXCHANGE AND ISSUANCE OF CLASS B COMMON STOCK
1.1 Grant of Put Right. Effective immediately following the Effective Time, and subject to the terms and provisions of this Agreement (including Section 1.2(a) below), the Company hereby irrevocably grants to Founder the right (the “Put Right”) to require the Company to exchange any shares of Class A Common Stock that Founder acquires following the Effective Time as a result of the exercise, vesting, and/or settlement of his Founder Equity Awards (each, a “Put Eligible Share”) for a number of shares of Class B Common Stock of equivalent value as determined on the date of the exchange (which is expected to be on a one share-for-one share basis), subject to the terms and conditions set forth in this Agreement (each, an “Exchange”).

1.2 Exercise of Put Right.
(a) As a condition precedent to the exercise of the Put Right on any given date, the Company and Founder must mutually agree that no gain or loss will be required to be recognized for U.S. federal tax purposes on account of such exercise and related Exchange (the “Put Right Condition”).
(b) If the Put Right Condition is satisfied, the Put Right will be exercisable by Founder in whole or in part, and from time to time, by submitting a completed and fully-executed notice in the form attached hereto as Exhibit B (the “Put Right Notice”) to the Company prior to 5:00 p.m. Eastern Time on the applicable Expiration Date (as defined in Section 1.5 below). If the Put Right Condition is satisfied, the Put Right will be deemed to have been exercised immediately prior to 5:00 p.m. Eastern Time on the date of timely delivery of a Put Right Notice with respect to the Put Right.
(c) Failure to satisfy the Put Right Condition or to deliver a Put Right Notice prior to 5:00 p.m. Eastern Time on the applicable Expiration Date will constitute an irrevocable waiver of the Put Right with respect to any shares of Class A Common Stock that remain subject to Founder Equity Awards and any remaining Put Eligible Shares.
(d) The Put Right cannot be exercised by Founder with respect to any Put Eligible Share more than once. Further, Founder will have no Put Right pursuant to this Agreement with respect to any share of Class A Common Stock that is acquired by Founder following the Effective Time other than as a result of the exercise, vesting, and/or settlement of a Founder Equity Award.
1.3 Exchange of Shares. Within ten (10) calendar days after the Company’s receipt of a properly executed Put Right Notice, and provided the Put Right Condition remains satisfied, the Company will complete the Exchange for the specified number of Put Eligible Shares indicated in the Put Right Notice (“Exercised Shares”) by issuing, out of funds legally available therefor, a number of shares of Class B Common Stock to Founder (or, upon Founder’s written request to the Company delivered with the Put Right Notice, one or more Permitted Entities (as defined in the Amended and Restated Certificate of Incorporation)) of equivalent value determined on the date of the Exchange (which is expected to be on a one share-for-one share basis). Upon the effectiveness of such Exchange, the Company will deliver to Founder (or, to one or more Permitted Entities, if applicable) such documentation as may be reasonably required to evidence that the shares of Class B Common Stock have been duly issued to the Founder (or, to one or more Permitted Entities, if applicable) in exchange for the Exercised Shares.
1.4 Rights to Shares of Class A Common Stock Following Exchange. Upon the Exchange, Founder will no longer have any rights as a holder of the Exercised Shares that are the subject of the Exchange (other than the right to receive the shares of Class B Common Stock in accordance with this Agreement). Such Exercised Shares will be deemed to have been surrendered to the Company in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered by Founder.
1.5 Termination of Put Right. The Put Right will terminate on the following date(s) (the “Expiration Date”):
(a) With respect to any shares of Class A Common Stock subject to a Founder Equity Award that have not become Put Eligible Shares, the Expiration Date will be the date such shares are forfeited pursuant to the applicable Equity Documents; and
(b) With respect to any Put Eligible Shares, the Expiration Date will be the earlier of the date on which:
(i) Founder sells, transfers, or otherwise disposes of such Put Eligible Shares; and
(ii) the Final Conversion Date (as defined in the Amended and Restated Certificate of Incorporation) occurs.
ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF FOUNDER
Founder hereby represents and warrants to the Company, with respect to the transactions contemplated hereby, as follows:
2.1 Ownership; Authority. Founder has the full right, power and authority to enter into this Agreement. Assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of Founder, enforceable against Founder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). Upon consummation of an Exchange contemplated hereby, the Company will acquire from Founder good and marketable title to the Exercised Shares subject to such Exchange, free and clear of any and all liens, encumbrances and restrictions (except for restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Amended and Restated Certificate of Incorporation or any other agreements to which Founder and the Company are a party, and subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
2.2 Governmental Authorization. The execution, delivery and performance by Founder of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority on the part of Founder. For purposes of this Agreement, “governmental authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.
2.3 Non-contravention. The execution, delivery and performance by Founder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any governing document, including any trust agreement, applicable to Founder, (b) subject to compliance with Section 2.2, violate any applicable law, (c) assuming the waiver or inapplicability of any and all rights of first refusal or co-sale held by the Company or the Company’s stockholders that are applicable to the transactions contemplated hereby, require any consent or other action under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any obligation of Founder or to the loss of any benefit to which Founder is entitled under any provision of any agreement or other instrument binding upon Founder or (d) result in the creation or imposition of any lien on any of Founder’s Founder Equity Awards or the shares of Class A Common Stock underlying such awards, other than restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Amended and Restated Certificate of Incorporation or any other agreements to which Founder and the Company are a party.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Founder, with respect to the transactions contemplated hereby, as follows:
3.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
3.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance and delivery of the shares of Class B Common Stock in connection with each Exchange hereunder (including the conversion thereof into Class A Common Stock upon the terms specified in the Amended and Restated Certificate of Incorporation and the reclassification of the shares of Common Stock as shares of Class A Common Stock) in accordance with the Amended and Restated Certificate of Incorporation, are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company and the Company’s stockholders, subject to compliance with Section 3.3 and the approval of and adoption by the Company’s stockholders of the Amended and Restated Certificate of Incorporation. Any and all rights of first refusal or co-sale held by the Company or the Company’s stockholders that are applicable to the transactions contemplated hereby have been waived or are otherwise inapplicable to the transactions contemplated in this Agreement. Assuming the due authorization, execution and delivery by Founder, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

3.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than (a) the filing by the Company of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and (b) compliance by the Company with any applicable requirements of any applicable state or federal securities laws.
3.4 Noncontravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Section 3.3 and approval of and adoption by the Company’s stockholders of the Amended and Restated Certificate of Incorporation, (a) violate the certificate of incorporation or bylaws of the Company, (b) violate any applicable law, (c) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right obligation of the Company or to the loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or (d) result in the creation or imposition of any lien on the shares of Class B Common Stock other than as set forth or contemplated by this Agreement or the Amended and Restated Certificate of Incorporation.
ARTICLE IV.
COVENANTS
4.1 Market Stand-Off Agreement. Founder has entered into a lock-up agreement with the underwriters of the IPO with respect to the sale, disposition or transfer of Founder’s securities of the Company and Founder agrees not to revoke such lock-up agreement. Founder also agrees that any other lock-up or market stand-off agreements applicable to the Put Eligible Shares held by Founder will continue to apply to the shares of the Class B Common Stock issued in an Exchange in accordance with the terms of such agreements.
ARTICLE V.
GENERAL PROVISIONS
5.1 Governing Law. This Agreement will be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.
5.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
5.3 Entire Agreement; Amendment. Other than the rights, restrictions and preferences provided for under the Equity Documents with respect to Founder Equity Awards and the Amended and Restated Certificate of Incorporation and bylaws with respect to the shares of Class B Common Stock, this Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended or waived other than by a written instrument signed by Founder and the Company.
5.4 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.
5.5 No Guarantee of Continued Service. Founder acknowledges and agrees that neither the execution of this Agreement nor the existence of the Put Right granted hereunder constitutes an express or implied promise of continuous employment or service with the Company for any period, or at all, and that neither the execution of this Agreement nor the existence of the Put Right granted hereunder will interfere in any way with Founder’s right or the right of the Company to terminate Founder’s employment or service at any time, with or without cause.
5.6 Tax Consequences. The parties intend that no gain or loss will be recognized in any Exchange pursuant to Sections 368(a)(1)(E) and/or 1036 of the Code. The parties adopt this Agreement as a plan of reorganization within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). Notwithstanding the foregoing, the Company and Founder each have reviewed with its/his own tax advisors the federal, state, local and foreign tax consequences of the Put Right and the Exchange, Founder Equity Awards and the potential acquisition of shares of Class A Common Stock thereunder, the potential exchange of such shares for shares of Class B Common Stock, and the transactions contemplated by this Agreement. Each party hereto is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, or Founder or any of his agents, as applicable, in connection with the transactions contemplated hereby, except for the representations and warranties of the Company and Founder expressly set forth in Articles II and III.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

IBOTTA, INC.

By:
Name:
Title:

BRYAN LEACH

By:
[Signature Page to Equity Exchange Right Agreement]

EXHIBIT A

Grant Date	Equity Award Type	Number of Shares of Class A Common Stock Subject to Founder Equity Award

Total:

EXHIBIT B
Put Right Notice (the “Notice”)
(To be signed only upon exercise of a Put Right)
To:  Ibotta, Inc.
Attn: Chief Legal Officer
The undersigned (the “Founder”), hereby irrevocably elects to exercise his right under the Put Right pursuant to the Equity Exchange Right Agreement dated as of [_____], 2024 (as amended from time to time, the “Agreement”), by and between Ibotta, Inc. (the “Company”) and Founder, to require the Company to exchange _________ Put Eligible Shares (such shares of Class A Common Stock, the “Exercised Shares”) for a number of shares of Class B Common Stock of equivalent value as determined on the date of the Exchange (such shares of Class B Common Stock, the “Exchange Shares”), subject to the terms of this Notice and the Agreement. Capitalized terms not otherwise defined in the Notice will have the meaning ascribed to them in the Agreement.
Put Eligible Shares Subject to this Notice: _________________
Name of Each Permitted Entity and Corresponding Number of Exchange Shares to be Issued Pursuant to this Notice (if applicable): _________________________________________________________________________________By executing this Notice, Founder hereby represents and warrants as follows:
1. Acknowledgements. Founder acknowledges and affirms that the representations and warranties set forth in Article II of the Agreement as of the date of this Notice are true and correct, and agrees to the covenants set forth in Article IV of the Agreement.
2. Legends. It is understood that any certificate or book entry position representing the shares of Class B Common Stock issued upon exchange of the Exercised Shares and any securities issued in respect thereof or exchange therefor, will bear legends in substantially the following form (in addition to any legend required under applicable state securities laws or agreements to which Founder is a party):
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”
3. Restricted Securities; Rule 144. Except as otherwise permitted by applicable law, Founder understands that any shares of Class B Common Stock issued to Founder (or, to one or more Permitted Entities, if applicable) in an Exchange will be characterized as “restricted securities” under the Act because such shares are being acquired from the Company in a transaction not involving a public offering and in exchange for shares acquired from the Company in a transaction not involving a public offering, and that under the Act and the rules and regulations promulgated thereunder the shares of Class B Common Stock may be resold without registration under the Act only in certain limited circumstances, and subject to the restrictions under the Company’s certificate of incorporation. Founder understands and hereby acknowledges that the shares of Class B Common Stock must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is otherwise available. Founder is aware of the provisions of Rule 144 promulgated under the Act, which permit limited resales of shares purchased in a transaction not involving a public offering, subject to the satisfaction of certain conditions.
4. Tax Matters. Founder has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the Put Right and the Exchange, Founder Equity Awards and the potential acquisition of shares of Class A Common Stock thereunder, the potential exchange of such shares for shares of Class B Common Stock, and the transactions contemplated by the Agreement. Founder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents in connection with the transactions contemplated hereby, except for the representations and warranties of the Company expressly set forth in Article III of the Agreement.

Dated:

Bryan Leach

Address:

[Signature Page to Put Right Notice]